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                                   Exhibit 11
                        Computation of Per Share Earnings
                                   (Unaudited)
                     (In thousands except per share amounts)

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
                                                Three Months Ended             Nine Months Ended
                                           ---------------------------     --------------------------
                                           Sep 3, 1995    Aug 28, 1994     Sep 3, 1995   Aug 28, 1994
                                           -----------    ------------     -----------   ------------
Income before cumulative effect of
   accounting change                         $ 3,655         $ 4,391         $ 9,937         $11,482

Cumulative effect of change in
   accounting for income taxes                  --              --              --               795
                                             -------         -------         -------         -------
Net income                                   $ 3,655         $ 4,391         $ 9,937         $12,277
                                             =======         =======         =======         =======

Primary per share earnings
--------------------------

Average number of common shares
   outstanding                                15,959          16,087          16,009          16,104

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                              187             177             123             196
                                             -------         -------         -------         -------
Average shares used to calculate
   primary per share earnings                 16,146          16,264          16,132          16,300
                                             =======         =======         =======         =======
Primary per share earnings before
   change in accounting for income
   taxes                                     $  0.23         $  0.27         $  0.62         $  0.70
                                             =======         =======         =======         =======
Cumulative effect of change in
   accounting for income taxes                  --              --              --              0.05
                                             -------         -------         -------         -------
Net primary per share earnings               $  0.23         $  0.27         $  0.62         $  0.75
                                             =======         =======         =======         =======

Fully diluted per share earnings
--------------------------------

Average number of common shares
   outstanding                                15,959          16,087          16,009          16,104

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                              187             181             137             209
                                             -------         -------         -------         -------
Average shares used to calculate
   fully diluted per share earnings           16,146          16,268          16,146          16,313
                                             =======         =======         =======         =======
Fully diluted per share earnings
   before change in accounting for
   income taxes                              $  0.23         $  0.27         $  0.62         $  0.70
                                             =======         =======         =======         =======
Cumulative effect of change in
   accounting for income taxes                  --              --              --              0.05
                                             -------         -------         -------         -------
Net fully diluted per share earnings         $  0.23         $  0.27         $  0.62         $  0.75
                                             =======         =======         =======         =======
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